UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015 (September 7, 2015)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 E. Franklin St.

Richmond, VA 23219

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 887-5000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

 Merger Agreement

On September 7, 2015, Media General, Inc., a Virginia corporation (“Media General”), Montage New Holdco, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Media General (“New Holdco”), Montage Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 1”), Montage Merger Sub 2, Inc., an Iowa corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”), and Meredith Corporation, an Iowa corporation (“Meredith”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub 1 will, upon the terms and subject to the conditions thereof, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the Media General Merger, Merger Sub 2 will merge with and into Meredith (the “Meredith Merger” and together with the Media General Merger, the “Mergers”), with Meredith surviving the Meredith Merger as a wholly owned subsidiary of New Holdco.

Transaction Structure

In the Media General Merger, each share of Media General voting common stock, or fraction thereof, issued and outstanding immediately prior to the Media General Merger will be converted into the right to receive one share of New Holdco voting common stock, or equal fraction thereof, and each share of Media General non-voting common stock, or fraction thereof, issued and outstanding immediately prior to the Media General Merger will be converted into the right to receive one share of New Holdco non-voting common stock, or equal fraction thereof, upon the terms and subject to the conditions set forth in the Merger Agreement.

In the Meredith Merger, each share of Meredith common stock and each share of Meredith Class B common stock issued and outstanding immediately prior to the Meredith Merger will be converted into the right to receive (i) $34.57 in cash without interest (the “Cash Consideration”) and (ii) 1.5214 shares of New Holdco voting common stock (collectively with the Cash Consideration, the “Meredith Merger Consideration”), upon the terms and subject to the conditions set forth in the Merger Agreement (excluding shares of Meredith Class B common stock that are held by shareholders of Meredith, if any, who properly exercise their appraisal rights under Iowa law, if available).

The Merger Agreement provides that each equity-based award of Media General outstanding immediately prior to the Media General Merger will become an equity-based award of New Holdco on the same terms and conditions, including applicable vesting conditions, applicable to such Media General equity-based award immediately prior to the Media General Merger, and will be exercisable for or convertible into or may be settled for a number of shares of New Holdco voting common stock equal to the number of shares of Media General voting common stock subject to such equity-based award immediately prior to the Media General Merger.

The Merger Agreement provides that (i) each option award of Meredith outstanding immediately prior to the Meredith Merger will be assumed by New Holdco and become an option award of New Holdco that may be settled for New Holdco voting common stock on the same terms and conditions, including applicable exercise and expiration provisions but taking into account any acceleration of vesting as of the Meredith Merger provided for under the terms of the Meredith equity incentive plans and such option award immediately prior to the Meredith Merger, provided that the number of shares of New Holdco voting common stock subject to such option award and the per share exercise price thereof will be adjusted based on an equity award exchange ratio, (ii) each equity-based award of Meredith that does not vest as of or prior to the Meredith Merger will be assumed by New Holdco and will be subject to the same terms and conditions, including applicable vesting conditions, applicable to such equity-based award immediately prior to the Meredith Merger, provided that the number of shares of New Holdco voting common stock subject to such equity-based award will be adjusted based on an equity award exchange ratio, and (iii) each equity-based award of Meredith that vests in accordance with the terms of the Meredith equity incentive plans and such equity-based award as of or prior to the Meredith Merger will entitle the holder thereof to receive the Meredith Merger Consideration plus any accrued but unpaid dividends or dividend equivalents payable in accordance with the terms of such equity-based award.

Governance

New Holdco will have a board of directors consisting initially of twelve directors, four of whom will be designated by Meredith and eight of whom will be designated by Media General. Under the terms of the bylaws of New Holdco, the size of the New Holdco board of directors will remain the same until the first annual meeting of the shareholders of Media General following the first anniversary of the closing of the Mergers.

Non-Solicit

Both parties have agreed, among other things, (i) not to solicit, initiate, knowingly encourage or knowingly facilitate alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals.

Prior to the time that Meredith receives the necessary shareholder vote, (i) the Meredith board of directors may, upon receipt of a bona fide acquisition proposal, contact the person making such proposal to clarify the terms and conditions thereof and if the Meredith board of directors determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior offer in accordance with the Merger Agreement, and, after consultation with outside counsel, that the failure to take certain actions would be reasonably likely to be inconsistent with the Meredith board of directors’ fiduciary duties to Meredith’s shareholders under applicable law, then Meredith may furnish information with respect to Meredith and its subsidiaries to the person making such proposal and participate in discussions or negotiations with such person regarding such proposal, subject to customary notice and matching rights in favor of Media General; (ii) Meredith may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee to Media General, terminate the Merger Agreement to enter into a definitive agreement to accept a bona fide acquisition proposal that constitutes a superior proposal in accordance with the Merger Agreement; and (iii) the Meredith board of directors may change its recommendation to the Meredith shareholders regarding adopting the Merger Agreement in response to an intervening event or a superior proposal if the Meredith board of directors determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Meredith’s shareholders under applicable law, subject in each case to customary notice and matching rights in favor of Media General.

Prior to the time that Media General receives the necessary Media General shareholder vote, (i) the Media General board of directors may, upon receipt of a bona fide acquisition proposal, contact the person making the acquisition proposal to clarify the terms and conditions thereof and if the Media General board of directors determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer in accordance with the Merger Agreement, and, after consultation with outside counsel, that the failure to take certain actions would be reasonably likely to be inconsistent with the Media General board of directors’ fiduciary duties to Media General’s shareholders under applicable law, then Media General may, at any time prior to the time that the required Media General shareholder vote is obtained, furnish information with respect to Media General and its subsidiaries to the person making such proposal and participate in discussions or negotiations with such person, and (ii) the Media General board of directors may change its recommendation to the Media General shareholders regarding approval of the proposed transactions (x) if the Media General board of directors determines in good faith after consultation with outside counsel and a nationally recognized third-party financial advisor, that a bona fide acquisition proposal constitutes a superior offer in accordance with the Merger Agreement, or (y) in response to an intervening event if the Media General board of directors determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Media General’s shareholders under applicable law, subject in each case to customary notice and matching rights in favor of Meredith.

Subject to the parties’ rights to terminate the Merger Agreement, including Meredith’s right to terminate the Merger Agreement as described above, each party has agreed to submit the Merger Agreement and the transactions contemplated thereby, as applicable, to a vote of its shareholders for approval notwithstanding any change in recommendation by its board of directors.

Conditions to the Merger

The consummation of the Mergers is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration or early termination of the waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Mergers, (iii) the adoption of the Merger Agreement by the shareholders of Meredith, (iv) the approval by the shareholders of Media General of certain actions in connection with the Mergers, (v) the effectiveness of a registration statement on Form S-4 registering the New Holdco voting common stock to be issued in connection with the Mergers, (vi) the listing of the New Holdco voting common stock to be issued in the Mergers on the New York Stock Exchange and (vii) the receipt of certain customary third-party consents.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Meredith and Media General to conduct their respective businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement contains certain termination rights for both Meredith and Media General. Upon termination of the Merger Agreement under specific circumstances, Meredith will be required to pay Media General a termination fee. If the Merger Agreement is terminated in connection with Meredith entering into a definitive agreement with respect to a superior proposal, the termination fee payable by Meredith to Media General will be $60,000,000. If the Merger Agreement is terminated because the required Meredith shareholder vote is not obtained at a shareholder meeting duly held for such purpose, the amount of the termination fee payable by Meredith will be $15,000,000. The Merger Agreement also provides that Media General will be required to pay a termination fee to Meredith of $60,000,000 if the Merger Agreement is terminated under certain circumstances and a termination fee of $15,000,000 if the required Media General shareholder vote is not obtained at a shareholder meeting duly held for such purpose.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Mergers are not consummated on or before September 7, 2016 (which may be automatically extended to December 6, 2016, if necessary to obtain regulatory approval under circumstances specified in the Merger Agreement).

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Meredith or Media General. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters provided by each of Meredith and Media General to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Meredith and Media General rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Meredith or Media General.

Debt Commitment

On September 7, 2015, Media General entered into a commitment letter (the “Commitment Letter”) with Royal Bank of Canada, JPMorgan Chase Bank, N.A., and certain of their respective affiliates for a commitment with respect to the financing required by Media General to consummate the Mergers. Pursuant to the Commitment Letter, RBC Capital Markets and J.P. Morgan Securities LLC will act as joint lead arrangers for the debt financing. The Commitment Letter contains conditions to funding of the debt financing customary for commitments of this type, including satisfaction of the conditions to the Merger Agreement, the absence of a Material Adverse Effect on Meredith (as defined in the Commitment Letter in a manner consistent with the Merger Agreement), solvency of the borrower and its subsidiaries, taken as a whole, after giving effect to the transactions contemplated by the Merger Agreement, delivery of customary financial information, accuracy of certain fundamental representations and warranties and other customary conditions. The Commitment Letter provides for credit facilities in an aggregate principal amount of up to $2,800,000,000, consisting of a combination of one or more of the following: (i) a senior secured term B loan facility incurred as an incremental term B facility under Media General’s existing senior secured bank term credit facility and (ii) a senior unsecured bridge facility. Each of the facilities will bear interest at LIBOR plus an applicable margin. The term B loan facility will be secured by liens on substantially all of Media General’s assets and will be guaranteed by Media General, its new parent company and its wholly owned domestic subsidiaries. Various economic terms of the debt financing are subject to change in the process of syndication, and also the closing of the debt financing is subject to early escrow under certain circumstances. RBC Capital Markets will also use commercially reasonable efforts to arrange a $200,000,000 incremental revolving credit commitment in respect of Media General’s existing senior secured revolving credit facility. The description of the Commitment Letter above does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Royal Bank of Canada and JPMorgan Chase Bank, N.A. and certain of their respective affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings with Media General or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these transactions.

Voting Agreements

In connection with entering into the Merger Agreement, Meredith, Media General, New Holdco and Meredith shareholders holding approximately 63% of the issued and outstanding Meredith Class B common stock entered into a voting and support agreement (the “Meredith Support Agreement”). The Meredith Support Agreement generally requires that the shareholders party thereto vote their Meredith common stock and Meredith Class B common stock in favor of the adoption of the Merger Agreement and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement.

In connection with entering into the Merger Agreement, Meredith, Media General and Media General shareholders holding approximately 14.5% of the issued and outstanding Media General voting common stock entered into a voting and support agreement (the “Media General Support Agreement” and together with the Meredith Support Agreement, the “Support Agreements”). The Media General Support Agreement generally requires that the shareholders party thereto vote their Media General voting common stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including voting any shares the parties then hold against an alternative acquisition proposal for a period of six months after termination of the Merger Agreement under certain circumstances.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, copies of which are filed as Exhibits hereto and each of which is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Steven M. Lacy, the current President and Chief Executive Officer of Meredith, will become the President and Chief Executive Officer of New Holdco upon completion of the Mergers, at which time Mr. Vincent L. Sadusky will cease to be the President and Chief Executive Officer of Media General.

Mr. Joseph Ceryanec, the current Chief Financial Officer of Meredith, will become the Chief Financial Officer of New Holdco upon completion of the Mergers, at which time Mr. James F. Woodward will cease to be the Chief Financial Officer of Media General.

Mr. J. Stewart Bryan, the current Chairman of Media General, will serve as Chairman of New Holdco as of the closing of the Mergers.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any shareholder of Media General, Inc. (“Media General”) or Meredith Corporation (“Meredith”). In connection with the Agreement and Plan of Merger by and among Media General, Montage New Holdco, Inc. (to be renamed Meredith Media General Corporation after closing) (“Meredith Media General”), Meredith and the other parties thereto (the “Merger”), Media General, Meredith Media General and Meredith intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 filed by Meredith Media General that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDIA GENERAL, MEREDITH, MEREDITH MEDIA GENERAL AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Media General, Meredith and Meredith Media General with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Media General and Meredith Media General may also be obtained for free from Media General’s Investor Relations web site (http://www.mediageneral.com/investor/index.htm) or by directing a request to Media General’s Investor Relations contact, Courtney Guertin, Marketing & Communications Director, at 401-457-9501. The documents filed by Meredith may also be obtained for free from Meredith’s Investor Relations web site (http://ir.meredith.com) or by directing a request to Meredith’s Shareholder/Financial Analyst contact, Mike Lovell, Director of Investor Relations, at 515-284-3622.

PARTICIPANTS IN THE SOLICITATION

Media General and Meredith and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Media General or Meredith in connection with the Merger. Information about Media General’s directors and executive officers is available in Media General’s definitive proxy statement, dated March 13, 2015, for its 2015 annual meeting of shareholders. Information about Meredith’s directors and executive officers is available in Meredith’s definitive proxy statement, dated September 26, 2014, for its 2014 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Mergers that Meredith Media General will file with the SEC when it becomes available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Media General, Meredith and Meredith Media General’s control.

Statements in this report regarding Media General, Meredith and Meredith Media General that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the methods Meredith Media General will use to finance the transaction, the impact of the transaction on Meredith Media General’s anticipated financial results, the synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Media General and Meredith. In particular, projected financial information for the combined Meredith Media General is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Media General or Meredith. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Meredith Media General’s ability to achieve the synergies and value creation contemplated by the proposed transaction; Meredith Media General’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General and Meredith, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

For more discussion of important risk factors that may materially affect Media General, Meredith and Meredith Media General, please see the risk factors contained in Media General's Annual Report on Form 10-K for its fiscal year ended December 31, 2014 and Meredith’s Annual Report on Form 10-K for its fiscal year ended June 30, 2015, both of which are on file with the SEC. You should also read Media General’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Except as specifically noted, information on, or accessible from, any website to which this website contains a hyperlink is not incorporated by reference into this website and does not constitute a part of this website.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Media General, Meredith or Meredith Media General. None of Media General, Meredith nor Meredith Media General assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of September 7, 2015, by and among Media General, Inc., Montage New Holdco, Inc., Montage Merger Sub 1, Inc., Montage Merger Sub 2, Inc., and Meredith Corporation.

10.1	Commitment Letter, dated as of September 7, 2015, by and among Royal Bank of Canada, JPMorgan Chase Bank, N.A., certain of their respective affiliates, and Media General, Inc.

10.2	Voting and Support Agreement, dated as of September 7, 2015, by and among Meredith Corporation, Media General, Inc., and the other parties thereto.

10.3	Voting and Support Agreement, dated as of September 7, 2015, by and among Meredith Corporation, Media General, Inc., and the other parties thereto.

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2015

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
Name: James F. Woodward Title: Senior Vice President and Chief Financial Officer